Exhibit 23.23


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-75567 of FrontierVision Holdings, L.P. and FrontierVision Holdings Capital II Corporation on Form S-4 of our report dated August 29, 1997 (December 19, 1997 as to the second paragraph in Note 1) (relating to the financial statements of the Central Ohio Cluster), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
Atlanta, Georgia
April 28, 1999